SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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AZZ incorporated

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AZZ incorporated

University Centre I, Suite 200

1300 South University Drive

Fort Worth, Texas 76107

June 1, 2007

Dear Shareholder:

The Board of Directors and Management cordially invite you to attend our Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on Tuesday, July 10, 2007, at the City Club, President’s Room, D.R. Horton Tower, 301 Commerce, Fort Worth, Texas 76102. The formal Notice of the Annual Meeting of Shareholders and Proxy Statement are attached. Please read them carefully.

It is important that your shares be voted at the meeting in accordance with your preference. Please complete the proxy card located in the envelope’s address window by indicating your vote on the issues presented and sign, date and return the proxy card in the prepaid envelope provided. If you are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

Sincerely,

David H. Dingus

President and Chief Executive Officer

AZZ incorporated

University Centre I, Suite 200

1300 South University Drive

Fort Worth, Texas 76107

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held July 10, 2007

Our Annual Meeting of Shareholders (the “Annual Meeting”) will be held on Tuesday, July 10, 2007, at 10:00 a.m., local time, at the City Club, President’s Room, D.R. Horton Tower, 301 Commerce Street, Fort Worth, Texas 76102 for the following purposes:

(1) to elect three directors to hold office, each for a term of three years;

(2) to vote on a proposal to approve the Senior Executive Bonus Plan; and

(3) to transact any other business as may properly come before the Annual Meeting or any adjournment.

Only shareholders of record at the close of business on May 14, 2007, will be entitled to vote at the Annual Meeting. A copy of our Annual Report to Shareholders for the year ended February 28, 2007, is enclosed with this Notice and Proxy Statement, but it does not form a part of our soliciting material.

To ensure that your vote will be counted, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed prepaid envelope, whether or not you plan to attend the Annual Meeting. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting.

By Order of the Board of Directors,

Dana L. Perry,

Secretary

June 1, 2007

Fort Worth, Texas

PLEASE PROMPTLY SUBMIT YOUR PROXY BY MAIL

WHETHER OR NOT YOU INTEND

TO BE PRESENT AT THE ANNUAL MEETING.

AZZ incorporated

University Centre I, Suite 200

1300 South University Drive

Fort Worth, Texas 76107

PROXY STATEMENT

For

ANNUAL MEETING OF SHAREHOLDERS

To Be Held July 10, 2007

The board of directors of AZZ incorporated is soliciting proxies for the 2007 Annual Meeting of Shareholders (the “Annual Meeting”). You are receiving this proxy statement because you own shares of AZZ common stock that entitle you to vote at the meeting. By use of a proxy, you can vote on the matters to be decided at the meeting without actually attending the meeting in person. Simply complete, sign, date and return the enclosed proxy card in the envelope provided, and your shares will be voted at the meeting in accordance with your instructions. If no instructions are given on your proxy card with respect to a matter to be voted on, your shares will be voted in accordance with the recommendation of the board of directors contained in this proxy statement. Submitting your proxy by mail will not affect your right to attend the meeting and vote in person.

If you submit your proxy but later decide to change or revoke the instructions you provided, you may do so at any time before the proxies are voted at the meeting by notifying our corporate secretary in writing at University Centre I, Suite 200, 1300 South University Drive, Fort Worth, Texas 76107 that you wish to revoke your proxy, by delivering a subsequent proxy relating to the same shares, or by attending the Annual Meeting and voting in person. Please note, however, that attendance at the Annual Meeting will not, in and of itself, result in your proxy being revoked.

AZZ will begin sending this proxy statement and the enclosed proxy card to our shareholders on or about June 1, 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

Our bylaws, as amended to date, provide that the board of directors will consist of twelve members, classified into three classes, each class consisting of four directors, the members of which will serve three-year staggered terms. We currently have eleven directors, and there is one vacancy. Two of our current directors, Messrs. R. J. Schumacher and Robert H. Johnson, both of whose terms expire at the 2007 Annual Meeting, are not standing for re-election, and, therefore, there will be three vacancies which will continue after the Annual Meeting. The six directors previously elected to serve until the 2008 and 2009 Annual Meeting of Shareholders will continue to serve out those terms.

The board of directors has nominated the two directors who were elected at the 2004 Annual Meeting of Shareholders and one director who was elected at the September 28, 2006 Board Meeting, each of whose term expires at this year’s Annual Meeting, for election to a three-year term expiring at the 2010 Annual Meeting. In order to be elected, a nominee for director must receive a plurality of the votes properly cast at the meeting in person or by proxy. Therefore, the three nominees who receive the most votes will be elected, provided that a quorum is present at the meeting.

Each of the nominees has consented to serve if elected. If for any unforeseen reason a nominee would be unable to serve if elected, the persons named in the accompanying proxy may exercise their discretion to vote for a substitute nominee selected by the board of directors. However, the board has no reason to anticipate that any of the nominees will not be able to serve, if elected. After the 2007 Annual Meeting, the board will have one vacancy among the group of directors whose term expires at the 2008 Annual Meeting, one vacancy among the group of directors whose term expires at the 2009 Annual Meeting and one vacancy among the group of directors whose term expires at the 2010 Annual Meeting.

Nominees for Terms Continuing to 2010

Dr. H. Kirk Downey, 64, has been a director of AZZ since 1992. Dr. Downey currently is an independent business consultant and investor. Dr. Downey served as professor of management, dean and associate provost for academic affairs at Texas Christian University from 1983 to 2000. Dr. Downey is also chairman and a member of the board of trustees of LKCM Funds, a publicly held family of mutual funds.

Daniel R. Feehan, 56, has been a director of AZZ since 2000. Mr. Feehan has served as president and chief executive officer of Cash America International, Inc., a publicly held provider of specialty financial services, since 2000. Prior to that, he served as president and chief operating officer of Cash America. Mr. Feehan is also a director of Cash America and RadioShack Corporation, a publicly held company in the retail consumer electronic goods and services business.

Peter A. Hegedus, 66, joined AZZ’s Board in September 2006. Mr. Hegedus is a member of the Supervisory Board of ABB Hungary, a specialty electrical equipment manufacturer, and prior to that served as the Country Manager-ABB Hungary and President of ABB Kft., a position he held since 1994, where he was responsible for all activities of the global ABB organization in Hungary.

Directors With Terms Expiring 2009

David H. Dingus, 59, has been a director of AZZ since 1999. Mr. Dingus has served as AZZ’s president and chief executive officer since 2001, and served as president and chief operating officer from 1998 to 2001.

Dana L. Perry, 58, has been a director of AZZ since 1992. Mr. Perry has served as AZZ’s senior vice president of finance, chief financial officer and secretary since January 2005, and, prior to that, served as vice president of finance, chief financial officer and assistant secretary.

Daniel E. Berce, 53, has been a director of AZZ since 2000. Mr. Berce has been president and chief executive officer of AmeriCredit Corp., a publicly held national automobile consumer finance company, since August 2005 and served as president of AmeriCredit Corp. from April 2003 to August 2005 and as vice chairman and chief financial officer of AmeriCredit prior to that. He serves on the boards of directors of AmeriCredit Corp. and Cash America International, Inc., a publicly held provider of specialty financial services.

Directors With Terms Expiring 2008

Martin C. Bowen, 63, has been a director of AZZ since 1993. Mr. Bowen has been vice president and chief financial officer of Fine Line, a privately held investment holding company, for over five years. Mr. Bowen is a director of Encore Acquisition Company, a publicly held company engaged in the acquisition, development and production of oil and natural gas reserves.

Sam Rosen, 71, has been a director of AZZ since 1996. Mr. Rosen has been a partner in the law firm of Shannon, Gracey, Ratliff & Miller, L.L.P. since 1966, and is a director of GAINSCO, INC., a publicly held insurance holding company.

Kevern R. Joyce, 60, has been a director since 1997. Mr. Joyce was President and CEO of Cap Rock Energy Corporation, a privately owned electric utility, from June 2006 until February 2007. Mr. Joyce was senior advisor to ZTEK Corporation from 2003 to 2006. Mr. Joyce was president, chief executive officer and chairman of Texas New Mexico Power Company from 1994 to 2001, and senior advisor to that company until 2003.

Directors R. J. Schumacher and Robert H. Johnson are not standing for re-election and are retiring after the 2007 Annual Meeting.

The Board of Directors Recommends That You Vote “FOR” Each of the Nominees Listed Above Under the Heading “Nominees For Terms Continuing To 2010” For Terms Continuing Until the 2010 Annual Meeting.

PROPOSAL 2

SENIOR EXECUTIVE BONUS PLAN PROPOSAL

The proposed Senior Executive Bonus Plan, a form of which is attached hereto as Appendix A (the “Plan”), provides for incentive compensation to key executives based on the achievement of goals relating to the performance of the Company and its business units. We have approved the adoption of the Plan, under which we would grant incentive awards to certain key executives beginning with the 2009 fiscal year. The proposal requires that the holders of a majority of the outstanding shares of common stock present or represented at the 2007 Annual Meeting of Shareholders approve the Plan. We are seeking your approval of the Plan so that payments under the Plan utilizing performance goals set out in the Plan may be eligible for full income tax deductibility under Section 162(m) of the Internal Revenue Code (“Section 162(m)”) if all of the requirements of Section 162(m) are satisfied. The plan is designed to supplement our Senior Management Bonus Plan to satisfy Section 162(m) requirements.

Background and Reasons for Adoption

We have historically awarded cash bonuses to certain of our officers under a Senior Management Bonus Plan.” Under the Senior Management Bonus Plan, we reward participants with bonuses based on the achievement of certain Company-wide and personal financial and performance objectives. Section 162(m) generally places a $1 million annual limit on the income tax deductibility of compensation paid to each of our most highly compensated executive officers who are employed by the Company or any of its corporate subsidiaries. However, we may deduct compensation in excess of that amount that qualifies as “performance-based compensation” if all of the requirements of Section 162(m) are satisfied. Accordingly, your approval of the Plan is being sought so that payments of awards made under the Plan may qualify as “performance-based compensation” under Section 162(m) if all of the requirements of Section 162(m) are satisfied. The performance goals and other terms of the Plan are described below.

Description of the Plan

The following paragraphs summarize the principal features of the Plan and its operation. The full Plan document is included as an appendix to this Proxy Statement, and the following summary is qualified in its entirety by reference to the Plan document.

Purpose

The Plan is intended to increase shareholder value and the success of the Company by linking a portion of the key executives’ compensation to our financial performance, providing rewards for improving financial performance, and motivating our key executives to perform to the best of their abilities to achieve the Company’s objectives.

Administration of the Plan

The board of directors shall appoint a committee to administer the Plan (the “Committee”). At least two members of the Committee must qualify as “outside directors” under Section 162(m) for purposes of qualifying the Plan as performance-based compensation under that section. Subject to the terms of the Plan, the Committee has the sole discretion to determine the officers who will be granted awards, and the amounts, terms and conditions of each award.

Eligibility to Receive Awards

All Company officers will be eligible to participate in the Plan. The Committee will determine, in its sole discretion, which officers will participate in the Plan. The Committee shall designate a fiscal period of the Company (of not less than one fiscal quarter or more than one fiscal year) for which awards will be determined under the Plan (the “Plan Period”). In selecting Plan participants for a Plan Period, the Committee will choose those officers who are likely to have a significant impact on Company performance. We currently expect that the

Committee may designate participants from our senior officer group in 2008, when the Plan would take effect. No designation has been made, however. Our senior officers currently include David H. Dingus, our Chief Executive Officer, and our vice presidents, Dana L. Perry, Senior Vice President & Chief Financial Officer; Fred L. Wright, Senior Vice President-Galvanizing Services; John V. Petro-Senior Vice President-Electrical and Industrial Products Segment; and Clement H. Watson, Vice President-Sales, Electrical Products Group.

Bonus and Performance Goals

Under the Plan, each year the Committee will establish in writing: (i) a target award for each participant, (ii) the performance goals that must be achieved in order for the participant to be paid the target award (the “Performance Goals”), and (iii) a payout formula to determine the actual amount of the award, which could be less than the target amount, based on a comparison of actual performance to the pre-established Performance Goals.

Such Performance Goals shall be in writing and may be expressed in terms of one or more financial or other objective goals which may be Company-wide, on an individual basis or otherwise. Financial goals may be expressed, for example, in terms of sales, operating earnings, net income, earnings per share, cash flow, return on equity or other return ratios, or stock price. Other objective goals may include the attainment of various productivity and long-term growth objectives, including for example, reductions in the Company's overhead ratio and expense to sales ratios. Any criteria may be measured in absolute terms, as a change from a prior comparable period or periods, or as compared to another company or companies. The Performance Goals established by the Committee may be, but need not be, different for each Plan Period and different Performance Goals may be applicable for different participating officers.

Determination of Actual Awards

Payment of the amount of a bonus for a particular Plan Period shall be made only if and to the extent the specified Performance Goals with respect to such Plan year are attained. A participating officer must continue to be a full-time employee of the Company at the end of the Plan Period to be eligible to receive a bonus under the Plan for such Plan Period unless termination from employment resulted from death, disability, retirement or termination (other than voluntary resignation or termination for cause). In such case, the Participant shall receive a portion of the bonus such Participant would have received if employed by the Company at the end of the Plan Period, prorated to the last completed month of service prior to termination. The Committee may not in any case increase the amount of any bonus payable to any Participant above the amount established in accordance with the relevant Performance Goals.

Payments of any bonus shall be made only after the Committee has certified the achievement of the required Performance Goals. After such certification the Company shall pay in cash or as otherwise determined by the Committee the applicable amount of the bonus to the appropriate Participant. The aggregate bonus paid under the Plan to any Participant shall not exceed $2,500,000 for any fiscal year of the Company.

Plan Awards

There have been no awards granted under the Plan. The awards that would be granted under the Plan are not now determinable since the awards will be determined based on actual future performance. Since Performance Goals may not be achieved, there can be no assurance that any awards will be paid in any future period.

Amendment and Termination of the Plan

The Board or the Committee may amend or terminate the Plan at any time and for any reason, but in accordance with Section 162(m), certain material amendments to the Plan will be subject to shareholder approval. We also expect to resubmit the Plan to shareholders from time to time as may be deemed necessary to remain in compliance with Section 162(m) requirements.

The Board of Directors recommends you vote “FOR” the approval of the Company’s Senior Executive Bonus Plan.

MATTERS RELATING TO CORPORATE GOVERNANCE, BOARD STRUCTURE,

DIRECTOR COMPENSATION AND STOCK OWNERSHIP

Corporate Governance

The board of directors believes very strongly that good corporate governance is a prerequisite to achieving business success. The board of directors has adopted formal, written Corporate Governance Guidelines designed to strengthen our corporate governance. In 2003, the board amended those guidelines to meet new requirements of the U.S. Securities and Exchange Commission and The New York Stock Exchange. Among other things, the enhanced guidelines contain standards for determining whether a director is independent. The board also adopted a Code of Ethics applicable to all of our directors, officers and employees, and charters for each of the board’s committees. The nominating and corporate governance committee is responsible for overseeing and reviewing the Corporate Governance Guidelines and Code of Ethics at least annually, and recommending any proposed changes to the full board for its approval. The AZZ incorporated Corporate Governance Guidelines, Code of Ethics and charters for the audit, compensation and nominating and corporate governance committees are available on our web site at www.azz.com, under the heading Investor Relations—Corporate Governance.

Director Independence

It is our policy that the board of directors will at all times consist of a majority of independent directors. In addition, all members of the audit committee, compensation committee and nominating and corporate governance committee must be independent. To be considered independent, a director must satisfy the independence requirements established by the NYSE and the SEC. The board will consider and apply all facts and circumstances relating to a director in determining whether that director is independent. The board has determined that all of the current members of the board of directors are independent except for directors David H. Dingus and Dana L. Perry.

Directors’ Attendance at Board and Committee Meetings and at the Annual Meeting of Shareholders

Our board of directors met five times during fiscal year 2007. Each director attended at least 75% of the total number of board meetings and meetings of the board committee or committees on which he served during fiscal 2007. Although we have no formal policy on the matter, all directors are encouraged to attend . and typically have attended, our Annual Meeting of Shareholders. All of our directors attended the 2006 Annual Meeting of Shareholders.

Board Committees

There are three standing committees of the board of directors. They are the nominating and corporate governance committee, the audit committee and the compensation committee. A brief description of each committee’s function, the number of meetings held last fiscal year and the names of the directors who are members of the committees follows.

Nominating and Corporate Governance Committee.    The nominating and corporate governance committee is responsible for considering and making recommendations to the board regarding nominees for election to the board and the membership of the various board committees. The committee is also responsible for establishing and is responsible for overseeing the AZZ incorporated Corporate Governance Guidelines and the AZZ incorporated Code of Ethics described earlier in this proxy statement, as well as the Director Nomination Process which is set forth below. The nominating and corporate governance committee met on three occasions during the last fiscal year. Committee members are Directors Downey (chairman), Rosen and Bowen.

Audit Committee.    The audit committee provides assistance to the board in overseeing AZZ’s accounting, auditing, financial reporting and systems of internal controls regarding finance and accounting. As part of its duties, the audit committee is directly responsible for the appointment, compensation, retention and oversight of our independent auditors. The committee also reviews our quarterly and year-end financial statements. The audit committee held five meetings during the last fiscal year. During the last fiscal year, audit committee members were Directors Feehan (chairman), Schumacher, Berce and Johnson. Messrs. Schumacher and Johnson are not standing for re-election at the Annual Meeting. The board of directors has determined that each member of the audit committee is an audit committee financial expert, as defined by the SEC, and has accounting or related financial management expertise within the meaning of NYSE listing standards.

Compensation Committee.    The compensation committee establishes, amends and oversees AZZ’s incentive-based compensation plans and sets compensation for our chief executive officer, our other executive officers and other senior management. It also oversees the administration of other compensation and benefit plans and recommends to the board compensation of our directors and changes in or the establishment of compensation and benefit plans for our employees. The committee held five meetings during the last fiscal year. Compensation committee members are Directors Downey (chairman), Berce and Joyce.

Meetings of Independent Directors without Management Present

To empower our independent directors to serve as a more effective check on management, our independent directors meet at regularly scheduled executive sessions without members of AZZ’s management present. The independent directors met without management present four times during the last fiscal year. Executive sessions ordinarily are held in conjunction with quarterly scheduled board meetings. Dr. Downey, as our independent chairman of the board, presides over these meetings.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the board.

Fees Paid to Directors (Cash Compensation paid to Board Members)

Each director who was not an AZZ employee received the following cash compensation for services to the board during fiscal year 2007:

•	a fee of $18,000;

•	$1,500 for each quarterly meeting of the board of directors he attended;

•	$500 for each special meeting of the board of directors he attended; and

•	$1000 for each nominating and corporate governance committee or compensation committee meeting he attended as a member and $1,500 for each audit committee meeting.

The chairman of the compensation and nominating committee and corporate governance committee of the board of directors each received additional cash compensation of $1,500 during fiscal 2007, the chairman of the audit committee received additional cash compensation of $3,000 during fiscal 2007, and Director Downey received additional cash compensation of $67,200 for serving as independent chairman of our board of directors.

Under our 1999 Independent Director Share Ownership Plan, each continuing independent director was granted 500 shares of common stock following each annual meeting of the shareholders, beginning with the 1999 Annual Meeting and continuing until the 2004 Annual Meeting, at which time the number of shares granted increased to 1,000.

Additionally, stock appreciation rights (SAR’s) have been granted from time to time to our non-employee directors. During fiscal 2007, 4,620 SAR’s, adjusted to reflect a two-for-one stock split effected in the form of a stock dividend on May 4, 2007, were granted to each non-employee director except Mr. Hegedus who received no SAR’s.

Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended February 28, 2007.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option/SARs Awards ($)(3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dr. Kirk H. Downey	$87,700	$28,380	$13,479	—	—	—	$129,559
Daniel R. Feehan	$36,000	$28,380	$3,370	—	—	—	$67,750
Martin C. Bowen	$28,500	$28,380	$13,479	—	—	—	$70,359
Robert H. Johnson	$38,000	$28,380	$13,479	—	—	—	$79,859
Daniel E. Berce	$38,000	$28,380	$3,370	—	—	—	$69,750
Sam Rosen	$28,500	$28,380	$13,479	—	—	—	$70,359
Kevern R. Joyce	$30,500	$28,380	$13,479	—	—	—	$72,359
R. J. Schumacher	$31,500	$28,380	$13,479	—	—	—	$73,359
Peter A. Hegedus	$9,000	—	—	—	—	—	$9,000

(1)	David H. Dingus, the Company’s Chief Executive Officer and Dana L. Perry, the Company’s Senior Vice President and Chief Financial Officer, are not included in this table, as they are employees of the Company and thus receive no compensation for their services as Directors. The compensation received by Messrs. Dingus and Perry as employees of the Company is shown in the Summary Compensation Table on page 19.
(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended February 28, 2007 in accordance with FAS 123(R).
(3)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended February 28, 2007 in accordance with FAS 123(R). During fiscal 2007, 4,620 SAR’s, adjusted to reflect a two-for-one stock split effected in the form of a stock dividend on May 4, 2007, were granted to each non-employee director except Mr. Hegedus who received no SAR’s.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended February 28, 2007, the compensation committee was composed of Directors Downey (chairman), Joyce and Berce, none of whom is an employee of AZZ. No member of the committee served on the board of directors of any other company that either employs an executive who is a director of our company or includes on its board of directors another member of our board.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the fiscal year ended February 28, 2007, we did not enter into any transactions with any of our officers, directors or shareholders owning 5% or more of our common stock in which the amount involved exceeded $120,000. In addition, we are not currently planning to enter into any such transaction or series of similar transactions.

PROCEDURES FOR COMMUNICATING WITH DIRECTORS

The board of directors has established a process by which shareholders can send communications to board members. Shareholders can send written communications to one or more members of our board, addressed to:

Dr. H. Kirk Downey

Chairman, Nominating and Corporate Governance Committee

AZZ incorporated

University Centre 1, Suite 200

1300 South University Drive

Fort Worth, Texas 76107

Communications are distributed to the board or to the individual director or directors, as appropriate, depending on the subject matter and facts and circumstances outlined in the communication. Communications that are not related to the duties and responsibilities of the board will not be distributed, including:

•	spam;

•	junkmail and mass mailings;

•	product or service complaints;

•	product or service inquiries;

•	new product or service suggestions;

•	resumés and other forms of job inquiries;

•	surveys; and

•	business solicitations or advertisements.

In addition, we will not distribute unsuitable material to our directors, including material that is unduly hostile, threatening or illegal, although any communication that is filtered out is available to any independent director upon request.

DIRECTOR NOMINATION PROCESS

Board Member Qualification Criteria.

The nominating and corporate governance committee has adopted Board Member Qualification Criteria, which set forth the attributes and qualifications considered by the committee in evaluating nominees for director. The primary qualities and characteristics the committee looks for in nominees for director are:

•	management and leadership experience;

•	relevant knowledge and diversity of background and experience; and

•	personal and professional ethics, integrity and professionalism.

The committee also believes that the board should be composed of individuals who have achieved a high level of distinction in business, law, education or public service and who possess one or more of the following specific qualities or skills:

•	financial expertise;

•	general knowledge of the electrical and industrial products industry and/or galvanizing services;

•	legal or accounting experience; and

•	CEO, CFO or other senior management experience.

Internal Process for Identifying Candidates.

Members of the nominating and corporate governance committee or other AZZ directors or executive officers may, from time to time, identify potential candidates for nomination to our board. All proposed nominees, including candidates recommended for nomination by shareholders in accordance with the procedures described below, will be evaluated in light of the Board Member Qualification Criteria and the projected needs of the board at the time. The committee may retain a search firm to assist in identifying potential candidates for nomination to the board of directors. The search firm’s responsibilities may include identifying and evaluating candidates believed to possess the qualities and characteristics set forth in the Board Member Qualification Criteria, as well as providing background information on potential nominees and interviewing and screening nominees if requested to do so by the committee.

Shareholder Recommendations for Directors

The committee will consider candidates recommended by shareholders for election to our board. A shareholder who wishes to recommend a candidate for evaluation by the committee should forward the candidate’s name, business or residence address, principal occupation or employment and a description of the candidate’s qualifications to the Chairman of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, AZZ incorporated, University Centre I, Suite 200, 1300 South University Drive, Fort Worth, Texas 76107.

In order for a candidate proposed by a shareholder to be considered by the committee for inclusion as a board nominee at the 2008 Annual Meeting, the candidate must meet the Board Member Qualification Criteria described above and must be expressly interested and willing to serve as an AZZ director. In addition, the corporate secretary must receive the request for consideration and all required information no later than 5:00 p.m., local time, on March 14, 2008. Proposals should be sent via registered, certified or express mail. The corporate secretary will send properly submitted shareholder recommendations to the chairman of the committee. Individuals recommended to the committee by shareholders in accordance with these procedures will be evaluated by the committee in the same manner as individuals who are recommended through other means.

Shareholder Nominations of Directors

Section 8 of Article III of our by-laws also permits a shareholder to propose a candidate at an annual meeting of shareholders who is not otherwise nominated by the board of directors through the process described above if the shareholder complies with the advance notice, information and consent provisions contained in the by-laws. To comply with the advance notice provision of the by-laws, a shareholder who wishes to nominate a director at the 2008 Annual Meeting must provide AZZ written notice no earlier than April 27, 2008 and no later than May 22, 2008. You may contact our corporate secretary to obtain the specific information that must be provided with the advance notice.

Nominees for Election at the 2007 Annual Meeting

No nominee for election to the board of directors at our 2007 Annual Meeting of Shareholders was recommended by shareholders or groups of shareholders owning more than 5% of our common stock for election to our board of directors.

Security Ownership of Management

The following table indicates the ownership on April 30, 2007, of AZZ’s common stock by each director and nominee, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group:

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Acquirable Within 60 Days	Percent of Class
common stock	Daniel E. Berce	21,000	8,000	*
common stock	Martin C. Bowen	11,200	-0-	*
common stock	David H. Dingus	71,000	217,752	2.4%
common stock	Dr. H. Kirk Downey	11,200	-0-	*
common stock	Daniel R. Feehan	11,000	8,000	*
common stock	Peter A. Hegedus	-0-	-0-	*
common stock	Robert H. Johnson	200	-0-	*
common stock	Kevern R. Joyce	51,110	29,000	*
common stock	Dana L. Perry	230,320	64,436	2.5%
common stock	John V. Petro	-0-	13,052	*
common stock	Sam Rosen	20,262	8,000	*
common stock	R.J. Schumacher	45,770	8,000	*
common stock	C.H. Watson	-0-	17,448	*
common stock	Fred L. Wright	3,068	-0-	*
common stock	All Current Directors and Executive Officers as a Group	476,530	401,358	7.2%

*	Indicates ownership of less than 1%
(1)	Except as otherwise indicated, each person named in the table has sole investment and voting power with respect to all shares of common stock shown to be beneficially owned by such person. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The percent of voting stock held is based upon 11,819,760 shares outstanding as of April 30, 2007, except for persons who hold options that may be exercised within 60 days of April 30, 2007.
(2)	The Percentage of voting stock held by persons who hold options that may be exercised within 60 days is based upon the same 11,819,760 shares outstanding on April 30, 2007 plus the number of shares that may be acquired by that person through exercise of options exercisable within 60 days of that date.
(3)	Adjusted to reflect a two-for-one stock split, effected in the form of a stock dividend on May 4, 2007.

Security Ownership of Certain Beneficial Owners

The following table indicates the ownership by each person who is known by us to own beneficially, as of April 30, 2007, five percent or more of our common stock:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
common stock	Bear Stearns Asset Management Inc. 383 Madison Avenue New York, NY	1,311,896	(2)	11.1%

common stock	FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	1,088,200	(3)	9.2%

common stock	Dimensional Fund Advisors LP 1299 Ocean Avenue 11th Floor Santa Monica, CA 90401	940,250	(4)	8.0%

common stock	Jeffrey L. Gendell 55 Railroad Avenue, 3rd Floor Greenwich, CT 06830	599,000	(5)	5.1%

(1)	Adjusted to reflect a two-for-one stock split, effected in the form of a stock dividend on May 4, 2007.

(2)	Based on information set forth in a Schedule 13G filed on January 13, 2007, these shares were beneficially owned by Bear Stearns Asset Management Inc., with shared power to vote, dispose, or direct the disposition of the shares.
(3)	Based on information set forth in a Schedule 13G filed on February 14, 2007, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,088,200 shares of the common stock outstanding of AZZ as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to 1,088,200 shares of AZZ common stock outstanding. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 1,088,200 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR Corp., are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.
(4)	Based on information set forth in a Schedule 13G filed on February 1, 2007, Dimensional Fund Advisors Inc., an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are referred to in this note as the “Funds.” In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of the Issuer described in the Schedule 13G that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. Dimensional disclaims beneficial ownership of the securities. In addition, the Schedule 13G specifically provides that its filing should not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by the Schedule 13G for any purposes other than Section 13 (d) of the Securities Exchange Act of 1934.
(5)	Based on information set forth in a Schedule 13G filed on January 29, 2007, these shares were beneficially owned by Jeffrey L. Gendell with shared power to vote, dispose or direct disposition of the shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and the NYSE reports disclosing their ownership and changes in ownership of our common stock or other equity securities. Our officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners during the last fiscal year were observed.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Program Overview

The Compensation Committee (the “Committee”) of the Board has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Committee ensures that the total compensation paid to the Company’s management team is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to members of the management team, including the named executive officers, are similar to those provided to other executive officers.

The individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2007, as well as the other individuals included in the Summary Compensation Table on page 17, are referred to as the “named executive officers” throughout this proxy statement.

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns executives’ interests with those of the shareholders by rewarding performance to achieve goals set by the Company, with the ultimate objective of improving shareholder value. The Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of publicly traded companies with similar characteristics. To that end, the Committee believes executive compensation packages provided by the Company to its executives, including the named executive officers, should include both cash and equity-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions including equity awards for the management team (which includes the named executive officers).

The Chief Executive Officer annually reviews the performance of each member of the management team (other than his own, which is reviewed by the Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives made by the Chief Executive Officer.

Setting Executive Compensation

Based on the foregoing objectives, the Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals. In furtherance of this, the Committee has the authority under its charter to periodically engage an outside human resources consulting firm to conduct a review of its total compensation program for the Chief Executive Officer as well as for other key executives, and did so during fiscal 2007. The human resources consulting firm provides the Committee with relevant market data and alternatives to consider when making compensation decisions for the Chief Executive Officer and on the recommendations being made by the Company’s management for executives other than the Chief Executive Officer.

In making compensation decisions, the Committee compares each element of total compensation against a group of publicly-traded manufacturing companies. This group of companies, which is periodically reviewed and updated by the Committee, consists of companies against which the Committee believes the Company competes for talent and for shareholder investment.

The Committee strives to develop compensation packages for our executives made up of a balanced combination of base salary, annual incentive awards, and long term compensation. The compensation of our executive officers, including the employment agreements with our Chief Executive Officer and Chief Financial Officer, each address these forms of compensation. In setting executives’ compensation, our committee reviews the total remuneration that each respective officer potentially could receive over the next several years, under scenarios contemplating the executive’s continued employment or retirement during the period.

Fiscal Year 2007 Executive Compensation Components

For the fiscal year ended February 28, 2007, the principal components of compensation for named executive officers were:

•	base salary;

•	performance-based incentive compensation;

•	long-term incentive compensation; and

•	perquisites and other personal benefits.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility by using market data. Base salary ranges are designed so that salary opportunities for a given position will be between 75% and 125% of the midpoint of the base salary established for each range.

During its review of base salaries for executives, the Committee primarily considers:

•	market data periodically provided by our outside consultants;

•	internal review of the executive’s compensation, both individually and relative to other executive officers; and

•	individual performance of the executive.

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility.

Performance-Based Incentive Compensation

Annual Incentive Compensation

The Senior Management Bonus Plan is an annual cash incentive program. The Senior Management Bonus Plan provides guidelines for the calculation of annual non-equity incentive based compensation, subject to Committee oversight and modification. At its January meeting each year, the Committee considers whether a Senior Management Bonus Plan should be established for the succeeding year and, if so, approves the group of employees eligible to participate in the Senior Management Bonus Plan for that year. The Senior Management Bonus Plan includes various incentive levels based on the participant’s accountability and impact on Company operations, with target award opportunities that are established as a percentage of base salary. These targets range from 30% to 50% of base salary for the Company’s named executive officers. The maximum award is reached by the named executives by achieving an average performance level of 125% of their performance targets. Award payments under the Senior Management Bonus Plan may not exceed 100% of base salary for Mr. Dingus, 80% of base salary for Messrs. Perry, Wright, and Petro, and 60% of base salary for Mr. Watson.

Each participant in the plan is assigned one or more objective goals taken from AZZ’s operating plan for the current fiscal year. Their success in reaching those goals determines the size of the annual cash incentive award received by each participant. For Messrs. Dingus and Perry, whose responsibilities are Company-wide, 70% of the award is based upon the Company’s diluted earnings per share and, in the case of Mr. Dingus, 30% of the award is based on the subjective evaluation by the Committee of his individual performance during the year and, in the case of Mr. Perry, 30% of the award is based on the subjective evaluation by Mr. Dingus of Mr. Perry’s individual performance during the year. The determining factors for Messrs. Wright, Petro, and Watson, whose responsibilities relate, in the case of Mr. Wright, to AZZ’s Galvanizing Service Segment and, in the case of Mr. Petro, to the Electrical and Industrial Products Segment, and in the case of Mr. Watson to the Electrical Products Group of our Electrical and Industrial Products Segment, include not only diluted earnings per share but also revenue, operating income or return on assets for their respective segments.

In February of each year, the Committee sets minimum, target and maximum levels for each component of the Senior Management Bonus Plan. Payments of awards under the Senior Management Bonus Plan are based upon the achievement of such objectives for the current year. Named executive officers participating in the Senior Management Bonus Plan receive:

•	no payment for the Senior Management Bonus Plan award unless the participant achieves the minimum performance level;

•

a payment of at least 50% but less than 100% of the Senior Management Bonus Plan award if the participant achieves or exceeds the minimum performance level but does not achieve the target performance level;

•

a payment of at least 100% but less than the maximum Senior Management Bonus Plan award if the participant achieves or exceeds the target performance level but does not attain the maximum performance level; and

•	a payment of the maximum Senior Management Bonus Plan award if the participant achieves or exceeds the maximum performance level.

Upon completion of the fiscal year, the Committee assesses the performance of the Company for each of the Senior Management Bonus Plan targets comparing the actual fiscal year results to the pre-determined minimum, target, and maximum levels for each objective and an overall percentage amount is calculated.

Awards made to named executive officers under the Senior Management Bonus Plan for performance in 2007 are reflected in column (g) of the Summary Compensation Table on page 17.

Long-Term Incentive Compensation

Stock Appreciation Rights Program

The Stock Appreciation Rights Program assists the Company to:

•	enhance the link between the creation of shareholder value and long-term executive incentive compensation;

•	provide an opportunity for increased equity ownership by executives; and

•	maintain competitive levels of total compensation.

The compensation packages of our executive officers include long-term compensation in the form of stock appreciation rights. During fiscal year 2007, rights were granted under the AZZ incorporated 2005 Long-Term Incentive Plan, which are to be settled in shares of AZZ incorporated common stock. Each stock appreciation right has a base value equal to the average of the closing price of one share of AZZ common stock on the New

York Stock Exchange for those days on which it trades during the period of thirty-calendar days immediately following the grant date. The stock appreciation rights vest and are exercisable in full on the third anniversary of the grant date and are exercisable for a period of 60 days following the vesting date. During the 60 day period, the participant may exercise the stock appreciation rights with respect to all of the common shares by delivering written notice of exercise to the Committee. The exercise price shall be determined on the date of delivery of such notice, but no later than the 60th day after vesting.

Stock appreciation rights award levels are determined based on market data, vary among participants based on their positions within the Company, and are granted at the Committee’s regularly scheduled January meeting.

Perquisites and Other Personal Benefits

The Company provides named executive officers with perquisites and other employee benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.

The named executive officers are provided use of company automobiles or are given an automobile allowance and participate in the plans and programs described above.

Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended February 28, 2007, are included in column (i) of the “Summary Compensation Table” on page 17.

The Company has entered into employment agreements with two of our key executives, Messrs. Dingus and Perry. Additionally, the Company has entered into Change of Control Severance Agreements with certain key employees, including the named executive officers. The Change of Control Severance Agreements are designed to promote stability and continuity of senior management. Information regarding applicable payments under such agreements for the named executive officers is provided under the heading “Potential Payment Upon Termination or Change of Control” on page 20.

Retirement and Other Benefits

We do not maintain a defined-benefit retirement program. Instead, all Company employees, including named executive officers, are eligible to participate in the Company’s 401(k) and Profit Sharing Plan known as the AZZ incorporated Employee Benefit Plan and Trust.

401(k).    The Company maintains a 401(k) plan for all employees. The 401(k) plan is a tax-qualified savings plan pursuant to what all Company employees, including the named executive officers, can contribute a portion of their annual salary on a pre-tax basis to the 401(k) up to certain limits prescribed by the Internal Revenue Service. The Company will match 50% of the first 6% of pay that an employee contributes. All employee contributions to the 401(k) plan are fully vested upon contribution. Company matching contributions vest over the first five years of an employee’s service with the Company, and are fully vested for employees who have five or more years of service. Employees may select from among several mutual funds and Company stock when investing their 401(k) account funds.

Profit Sharing.    In addition to the 401(k) matching contributions, the Company may make a profit sharing contribution that all Company employees, including named executive officers, are eligible to receive. In the event a contribution is made, each Company employee, including named executives, will receive a portion of the contribution as determined by the following formula:

Participant Eligible Compensation	X Profit Sharing Contribution
Eligible Compensation All Participants

This amount is allocated to the participant’s account and is invested in one or more mutual funds as determined by the participant.

The profit sharing contribution made by the Company is subject to the same vesting rules as the matching 401(k) funds.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers. For fiscal 2007, the Company made no payments to named executive officers in excess of the $1,000,000 limitation.

Accounting for Stock-Based Compensation

Beginning on March 1, 2006, the Company began accounting for stock-based payments under its Stock Option Program and Stock Appreciation Rights Program in accordance with the requirements of FASB Statement 123(R).

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Dr. H. Kirk Downey, Chairman

Kevern R. Joyce

Daniel E. Berce

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended February 28, 2007. The Company has entered into employment agreements with two of the named executive officers, Messrs. Dingus and Perry. When setting total compensation for each of the named executive officers, the Compensation Committee reviews tally sheets which show the executive’s current compensation, including equity and non-equity based compensation.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option/ SARs Awards ($)(1) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($) (h)	All Other Compensation ($)(2) (i)	Total ($) (j)
David H. Dingus	2007	$390,000	—	—	$57,578	$348,542	—	$24,656	$820,776
President & Chief Executive Officer

Dana L. Perry	2007	$218,400	—	—	$41,428	$158,924	—	$18,260	$437,012
Senior Vice President & Chief Financial Officer

Fred L. Wright, Jr.	2007	$198,000	—	—	$39,327	$156,800	—	$21,031	$415,158
Senior Vice President Galvanizing Services

John V. Petro	2007	$198,000	—	—	$39,327	$156,800	—	$18,495	$412,622
Senior Vice President, Electrical and Industrial Products Segment

Clement H. Watson	2007	$175,000	—	—	$9,832	$105,000	—	$17,633	$307,465
Vice President of Sales Electrical Products Group

(1)	The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended February 28, 2007, in accordance with FAS 123(R) of awards pursuant to the Stock Appreciation Rights Program. Assumptions used in the calculation of this amount are included in footnote 1 to the Company’s audited financial statements for the fiscal year ended February 28, 2007, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on or around May 11, 2007.
(2)	The amount shown in column (i) reflects for each named executive officer:

•

Matching contributions allocated by the Company to each of the named executive officers pursuant to the AZZ incorporated Employee Benefit Plan and Trust (which is more fully described on page 17 under the heading “Retirement and Other Benefits”);

•	The value attributable to group health and life insurance benefits which are provided to all employees, including the named executive officers, and

•

The value attributable to personal use of Company-provided automobiles (each as calculated in accordance with Internal Revenue Service guidelines) or automobile allowances, are included as compensation on the W-2 of named executive officers who receive such benefits. Each such named executive officer is responsible for paying income tax on such amount.

•

The amount attributable to each such perquisite or benefit for each named executive officer does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by such named executive officer.

GRANTS OF PLAN BASED AWARDS

The following table provides information about equity awards made to each of the named executive officers under our Long Term Incentive Plan during fiscal 2007.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option/ SARs Awards: Number of Securities Underlying Options/ SARs (#)(1)	Exercise or Base Price of Option/ SARs Awards ($/sh)(1)	Grant Date Fair Value of Stock and Option/ SARs Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David H. Dingus	6/1/06	—	—	—	—	—	—	—	61,400	$11.55	$6,398
Dana L. Perry	6/1/06	—	—	—	—	—	—	—	14,200	$11.55	$41,428
Fred L. Wright	6/1/06	—	—	—	—	—	—	—	13,480	$11.55	$39,327
John V. Petro	6/1/06	—	—	—	—	—	—	—	13,480	$11.55	$39,327
Clement H. Watson	6/1/06	—	—	—	—	—	—	—	13,480	$11.55	$1,092

(1)	Adjusted to reflect a two-for-one stock split, effected in the form of a stock dividend on May 4, 2007
(2)	Amounts set forth in the Grant Date Fair Value of Stock or Options/SARs Awards column represent the aggregate grant date fair value computed in accordance with FAS123(R) based on the assumptions set forth in Note 1 to the Company’s financial statements contained in the Company’s annual report on Form 10-K for the fiscal year ended February 28, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information on the holdings of stock options and stock appreciation rights by each of the named executive officers as of February 29, 2007. Each option grant and stock appreciation right is shown separately for each named executive officer.

	Option/SARs Awards(1)							Stock Awards
Name	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable(2)		Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable(2)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option/ SARs Exercise Price ($)	Option/ SARs Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
David H. Dingus	86,302	(3)			—	$12.13	07/10/11	—	—	—	—
	76,730	(3)				$8.37	03/27/12
	52,574	(3)	23,146	(3)		$5.55	03/03/13
			61,400	(4)		$7.73	07/09/07
			61,400	(4)		$7.98	07/08/08
			61,400	(5)		$11.55	06/01/09

Dana L. Perry	19,950	(3)			—	$12.13	07/10/11	—	—	—	—
	17,736	(3)				$8.37	03/27/12
	21,400	(3)	5,350	(3)		$5.55	03/03/13
			14,200	(4)		$7.73	07/09/07
			14,200	(4)		$7.98	07/08/08
			14,200	(5)		$11.55	06/01/09

Fred L. Wright	19,950	(3)			—	$12.13	07/10/11	—	—	—	—
	3,370	(3)				$8.80	03/27/12
	7,040	(3)	7,038	(3)		$4.22	04/02/13
			13,480	(4)		$7.73	07/09/07
			13,480	(4)		$7.98	07/08/08
			13,480	(5)		$11.55	06/01/09

John V. Petro	5,604	(3)			—	$12.13	07/10/11	—	—	—	—
	3,370	(3)				$8.80	03/27/12
	7,038	(3)	7,038	(3)		$4.22	04/02/13
			13,480	(4)		$7.73	07/09/07
			13,480	(4)		$7.98	07/08/08
			13,480	(5)		$11.55	06/01/09

Clement H. Watson	19,950	(3)			—	$12.13	07/10/11	—	—	—	—
	3,370	(3)				$8.80	03/27/12
	7,038	(3)	7,038	(3)		$4.22	04/02/13
			13,480	(4)		$7.73	07/09/07
			13,480	(4)		$7.98	07/08/08
			13,480	(5)		$11.55	06/01/09

(1)	Adjusted to reflect a two-for-one stock split, effected in the form of a stock dividend on May 4, 2007.
(2)	All options listed above vest at a rate of 25% per year over the first four years of the ten-year option term. All SARs listed above vest upon expiration date of the SAR.
(3)	Represents stock option awards.
(4)	Represents cash settled stock appreciation awards.
(5)	Represents equity settled stock appreciation awards.

OPTION EXERCISES AND STOCK VESTED

The following table provides information for each of the named executive officers on the aggregate stock option exercises during Fiscal 2007, including the number of shares acquired on exercise and the value realized.

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)(1)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David H. Dingus	22,000	$146,190	—	—
Dana L. Perry	—	—	—	—
Fred L. Wright	—	—	—	—
John V. Petro	—	—	—	—
Clem H. Watson	—	—	—	—

(1)	Adjusted to reflect a two-for-one stock split, effected in the form of a stock dividend on May 4, 2007.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Payments Made Upon Resignation, Termination, Death or Disability

Dingus Employment Agreement and Management Incentive Plan.    In the event that Mr. Dingus’ employment is terminated, prior to a change of control, due to disability or death or for Cause, Mr. Dingus, or his estate, shall be entitled to receive (i) all earned but unpaid base salary, (ii) payment for all earned but unused vacation time, and (iii) reimbursement for business expenses incurred prior to the date of termination. He, or his estate, shall also receive a bonus prorated to the last completed full month of service prior to termination. If the Company terminates Mr. Dingus’ employment without Cause, he shall be entitled to receive (i) a cash amount equal to his base pay from the date of his termination to the end of the term of his employment agreement but in no event less than his base pay for a 24 month period plus any amounts to which he is entitled under any compensation plan of the Company and (ii) a bonus prorated to the last completed full month of service prior to termination. Mr. Dingus also received Stock Options and Stock Appreciation Rights under the terms of this Agreement. These Stock Options and Stock Appreciation Rights shall vest and become exercisable upon Mr. Dingus’ termination as described in each separate Stock Option Agreement and Stock Appreciation Rights Agreement.

In Mr. Dingus’ Agreement, “Cause” is defined as (1) Mr. Dingus being convicted of a crime involving moral turpitude or a crime providing for a term of imprisonment in a federal or state penitentiary or (2) Mr. Dingus commits any willful malfeasance or gross negligence in the discharge of his duties to the Company or any of its subsidiaries, having a material adverse effect on the Company or any of its subsidiaries, their business or reputations or (3) Mr. Dingus fails to correct within five days after written notice, any specific failure in performance of the duties of his position with the Company.

Mr. Dingus’ Employment Agreement contains provisions requiring him to hold in strict confidence and not to disclose any Confidential Information, as defined therein, to any person except those engaged by the Company to further the business of the Company, without the prior written consent of the Company. Mr. Dingus is also prohibited from using the Confidential Information for any purpose other than the pursuit of the business of the Company without the prior written consent of the Company. These obligations of confidentiality and non-use shall remain in effect during Mr. Dingus’ employment and indefinitely thereafter.

Mr. Dingus’ Employment Agreement also contains provisions requiring him not to, without the prior written consent of the Company, solicit for employment any person who was employed by the Company at the time of Mr. Dingus’ termination of employment with the Company. After his termination of employment with the

Company, if Mr. Dingus is approached by an employee of the Company concerning prospective employment he will inform such employee that he cannot discuss matters further with such employee without the consent of the Company. This non-solicitation provision shall remain in effect during the course of Mr. Dingus’ employment with the Company and for a period of 12 months after termination of such employment at any time and for any reason.

Mr. Dingus’ Employment Agreement also contains a provision requiring that for a period of twelve months following his termination he may not directly or indirectly solicit any person, who at the time of his termination was a client, customer, vendor, consultant, or agent of the Company to cease doing business in whole or in part with the Company. If such a client, customer, vendor, consultant, or agent should contact him about ceasing to do business with the Company he will inform such person that he cannot discuss the matter further without the consent of the Company.

Perry Employment Agreement and Management Incentive Plan.    Mr. Perry’s Employment Agreement and Management Incentive Plan contain provisions identical to those described above with respect to Mr. Dingus’ Employment Agreement and Management Incentive Plan.

Payments made upon a Change In Control

Dingus Change Of Control Agreement.    If Mr. Dingus remains in the service of the Company for a period of one year following a change in control of the Company, (i) he shall be entitled to a payment equal to 2.99 times his “base amount,” as defined in Section 280G(b)(3) of the Internal Revenue Code and (ii) all Options and Stock Appreciation Rights shall fully vest and become exercisable.

If Mr. Dingus is terminated during a period in which a potential change in control is in effect or before one year following a change in control as a result of (i) his death (ii) his total disability (iii) his termination by the Company for any reason other than cause or (iv) voluntary termination by him for good reason, (a) the Company shall pay him, in addition to the amount indicated above his full base salary through his date of termination plus any amounts to which he is entitled under any compensation agreement at the time such payments are due, and (b) all Stock Options and Stock Appreciation Rights shall fully vest and become immediately exercisable.

If Mr. Dingus’ employment is terminated before one year following a change in control of the Company (i) by Mr. Dingus for any reason whatsoever other than as a result of his death, total disability or for Good Reason or (ii) by the Company for Cause, the Company shall pay him his full base salary through the date of termination plus any amounts to which he is entitled under any compensation plan of the Company at the time such payments are made, but he will not be entitled to the payment of 2.99 times his “base amount.”

The Company shall also reimburse Mr. Dingus all legal fees and expenses he might incur in seeking to obtain or enforce any right or benefit provided by the Change of Control Agreement.

“Cause” as used in this Change of Control Agreement has the same meaning as “Cause” contained in the “Dingus Employment Agreement” as shown above.

“Good Reason” is defined, as used in this Change of Control Agreement, as follows:

(A) The assignment of duties to Mr. Dingus inconsistent with his present status as President and Chief Executive Officer of the Company (or such other title or titles as he may be holding immediately prior to the change in control of the Company) or a substantial adverse alteration in the nature or status of his responsibilities from those in effect immediately prior to the change in control of the Company;

(B) A reduction by the Company in his annual base salary in effect on the date of the change in control of the Company;

(C) The relocation of the Company’s principal executive offices to a location outside of Tarrant County, Texas (or, if different, the metropolitan area in which such offices are located immediately prior to the change in control of the Company) or the Company’s requiring Mr. Dingus to be based anywhere other than a site less than thirty (30) miles from the site where he is now principally based except for (i) required travel on Company business to an extent substantially consistent with his present business travel obligations and (ii) proposed relocations of which he has already been informed in writing on or prior to the date of this Agreement or to which he may hereafter consent;

(D) The failure by the Company, without his consent, to pay to Mr. Dingus any portion of his current compensation, after the same shall have become due and payable and within seven (7) days after receipt by the Company of written notice from Mr. Dingus specifying that such compensation is due and has not been paid;

(E) The failure by the Company to continue in effect any compensation plan in which he participates immediately prior to the change in control of the Company which is material to his total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue his participation therein on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of his participation relative to other participants, as existed at the time of the change in control of the Company;

(F) The failure of the Company to continue to provide Mr. Dingus with benefits substantially similar to those enjoyed by him under the AZZ incorporated Employee Benefit Plan & Trust or under any of the Company’s other deferred compensation plans, life insurance, medical, health and accident, or disability plans in which he was participating at the time of the change in control of the Company, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive him of any material fringe benefit enjoyed by him at the time of the change in control of the Company, or the failure by the Company to provide him with the number of paid vacation days to which he is entitled on the basis of any employment contract with him or years of service with the Company in accordance with the Company’s normal vacation policy for officers in effect at the time of the change in control of the Company;

(G) The failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Change of Control Agreement; or

(H) Any purported termination of his employment by the Company other than because of total disability, death or for Cause. With respect to clauses (A), (B), (E), (F), (G) or (H) of the immediately preceding sentence, such clauses shall not constitute Good Reason unless the circumstances described in such clauses are not fully corrected within 15 days of the Company’s receipt of notice from Mr. Dingus that such circumstances exist.

Perry Change Of Control Agreement.    Mr. Perry’s Change of Control Agreement contains provisions identical to those described above for Mr. Dingus with respect to Mr. Dingus’ Change of Control Agreement, provided that with respect to clause (A) in the definition of “Good Reason” above, Mr. Perry’s Change of Control Agreement references his status as “Senior Vice President and Chief Financial Officer” rather than “President and Chief Executive Officer.”

Executive Change-In-Control Severance Agreements.    The Executive Change-in-Control Severance Agreements with Mr. Wright, Mr. Petro, and Mr. Watson, provide:

•

If such executive’s employment is terminated within one year following a change in control of the Company for Cause or by such executive for other than Good Reason, the Company shall pay him his full base salary through the date of termination plus all other amounts to which he is entitled under any compensation or benefit plan of the Company at the time such payments are due and the Company shall have no further obligation to him under this Change in Control Agreement.

•

If such executive’s employment is terminated before one year following a change in control (i) by the Company other than for Cause or disability, or (ii) by such executive for Good Reason, he shall be entitled to his base salary through the date of termination plus any other amounts to which he (a) is entitled to under any compensation plan of the Company at the time such payments are due; (b) a severance payment in an amount equal to two times his base amount, as defined in Section 280G(b)(3) of the Internal Revenue Code, and all Stock Options and Stock Appreciation Rights held by such executive shall fully vest and become immediately exercisable and (c) the Company will reimburse such executive for all legal fees and expenses incurred by him in seeking to obtain or enforce any right or benefit provided by the Change in Control Agreement.

•	“Cause” as used in such Executive Change-in-Control Severance Agreements has the same meaning as contained in the “Dingus Employment Agreement.”

•	“Good Reason” as used in such Executive Change-in-Control Severance Agreements means

(A) the assignment of duties to him inconsistent with his present status or position with the Company (or such other title or titles as he may be holding immediately prior to the change in control of the Company) or a substantial adverse alteration in the nature or status of his responsibilities from those in effect immediately prior to the change in control of the Company;

(B) a reduction by the Company in his annual base salary in effect on the date of the change in control of the Company;

(C) the relocation of the Company’s principal executive offices to a location requiring him to be based anywhere other than a site less than thirty (30) miles from the site where he is now principally based except for (i) required travel on Company business to an extent substantially consistent with his present business travel obligations and (ii) proposed relocations of which he has already been informed in writing on or prior to the date of this Agreement or to which he may hereafter consent;

(D) the failure by the Company, without his consent, to pay to him any portion of his current compensation, after the same shall have become due and payable and within seven (7) days after receipt by the Company of written notice from him specifying that such compensation is due and has not been paid;

(E) the failure by the Company to continue in effect any compensation plan in which he participates immediately prior to the change in control of the Company which is material to his total compensation, unless and equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue his participation therein on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of his participation relative to other participants, as existed at the time of the change in control of the Company;

(F) the failure of the Company to continue to provide him with benefits substantially similar to those enjoyed by him under the AZZ incorporated Employee Benefit Plan & Trust or under any of the Company’s other deferred compensation plans, life insurance, medical, health and accident, or disability plans in which he was participating at the time of the change in control of the Company, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive him of any material fringe benefit enjoyed by him at the time of the change in control of the Company, or the failure by the Company to provide him with the number of paid vacation days to which he is entitled on the basis of any employment contract with him or years of service with the Company in accordance with the Company’s normal vacation policy for employees in effect at the time of the change in control of the Company;

(G) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Change-in-Control Severance Agreement; or

(H) any purported termination of his employment by the Company other than because of total disability, death or for Cause. With respect to clauses (A), (B), (E), (F), (G), or (H) of the immediately preceding sentence, such clauses shall not constitute Good Reason unless the circumstances described in such clauses are not fully corrected within 15 days of the Company’s receipt of notice from such executive that such circumstances exist.

POTENTIAL PAYMENTS

The following table reflects the amount of compensation to each of the named executive officers of the Company in the event of termination of such executive’s employment. The amount of compensation payable to each named executive officer upon voluntary termination, involuntary not-for-cause termination, for cause termination, termination following a change of control and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of February 28, 2007 and that the named executive officers had met requirements under our incentive compensation plans that the executive be employed as of year end to receive benefits related to the year, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company. As of February 28, 2007, each executive had received all of the base salary earned during fiscal 2007, and no portion of the base salary was unpaid at that date.

DAVID H. DINGUS

TRIGGERING EVENT

	Termination of Employment Before Change in Control						Termination of Employment Within One Year After Change in Control
	Death/ Disability		Termination for Cause		Termination Without Cause		Death/ Disability		Termination for Cause		Termination Without Cause		Voluntary For Good Reason		Voluntary Without Good Reason
Severance					$1,170,000	(2)	$2,004,553	(1)			$2,004,553	(1)	$2,004,553	(1)
Short-Term Cash Incentive	$348,542		$348,542		$348,542		$348,542		$348,542		$348,542		$348,542		$348,542
Stock Options	$2,385,162	(3)	$2,385,162	(3)	$2,385,162	(3)	$2,725,409	(4)	$2,385,162	(3)	$2,725,409	(4)	$2,725,409	(4)	$2,385,162	(3)
Stock Appreciation Rights	$2,056,593				$2,056,593		$2,056,593				$2,056,593		$2,056,593

(1)	This amount is 2.99 times the average base amount, defined as base salary plus short-term incentive payments, for Mr. Dingus for the fiscal years 2005, 2006 and 2007.
(2)

This amount is Mr. Dingus’s base salary for a period of three years. Mr. Dingus’s Employment Agreement with the Company provides that if he is terminated without cause, he will be entitled to his base salary for the period from the date of termination to the end of the term of the Employment Agreement. Because Mr. Dingus received no notice from the Company of a termination of the Employment Agreement, Mr. Dingus Employment Agreement term is for the period from March 1, 2007 through March 1, 2010.

(3)	This amount is the total value of vested options held by the named executive officer as of February 28, 2007.
(4)	This amount is the total value of all options held by the named executive officer as of February 28, 2007 following the application of the accelerated vesting provision contained in the Change in Control Agreement.

DANA L. PERRY

TRIGGERING EVENT

	Termination of Employment Before Change in Control						Termination of Employment Within One Year After Change in Control
	Death/ Disability		Termination for Cause		Termination Without Cause		Death/ Disability		Termination For Cause		Termination Without Cause		Voluntary For Good Reason		Voluntary Without Good Reason
Severance					$655,200	(2)	$1,026,443	(1)			$1,026,443	(1)	$1,026,443	(1)
Short-Term Cash Incentive	$158,924		$158,924		$158,924		$158,924		$158,924		$158,924		$158,924		$158,924
Stock Options	$687,278	(3)	$687,278	(3)	$687,278	(3)	$765,923	(4)	$687,278	(3)	$765,923	(4)	$765,923	(4)	$687,278	(3)
Stock Appreciation Rights	$475,629				$475,629		$475,629				$475,629		$475,629

(1)	This amount is 2.99 times the average base amount, defined as base salary plus short-term incentive payments, for Mr. Perry for the fiscal years 2005, 2006 and 2007.
(2)

This amount is Mr. Perry’s base salary for a period of three years. Mr.Perry’s Employment Agreement with the Company provides that if he is terminated without cause, he will be entitled to his base salary for the period from the date of termination to the end of the term of the Employment Agreement. Because Mr. Perry received no notice from the Company of a termination of the Employment Agreement, Mr. Perry Employment Agreement term is for the period from March 1, 2007 through March 1, 2010.

(3)	This amount is the total value of vested options held by the named executive officer as of February 28, 2007.
(4)	This amount is the total value of all options held by the named executive officer as of February 28, 2007 following the application of the accelerated vesting provision contained in the Change in Control Agreement.

FRED L. WRIGHT

TRIGGERING EVENT

	Termination of Employment Before Change in Control						Termination of Employment Within One Year After Change in Control
	Death/ Disability		Termination for Cause		Termination Without Cause		Death/ Disability		Termination For Cause		Termination Without Cause		Voluntary For Good Reason		Voluntary Without Good Reason
Severance							$663,149	(1)			$663,149	(1)	$663,149	(1)
Short-Term Cash Incentive	$156,800		$156,800		$156,800		$156,800		$156,800		$156,800		$156,800		$156,800
Stock Options	$313,432	(2)	$313,432	(2)	$313,432	(2)	$426,251	(3)	$313,432	(2)	$426,251	(3)	$426,251	(3)	$313,432	(2)
Stock Appreciation Rights	$451,513				$451,513		$451,513				$451,513		$451,513

(1)	This amount is two times the average base amount, defined as base salary plus short-term incentive payments, for Mr. Wright for the fiscal years 2005, 2006 and 2007.
(2)	This amount is the total value of vested options held by the listed executive officer as of February 28, 2007.
(3)	This amount is the total value of all options held by the listed executive officer as of February 28, 2007 following the application of the accelerated vesting provision contained in the Change in Control Agreement.

JOHN V. PETRO

TRIGGERING EVENT

	Termination of Employment Before Change in Control						Termination of Employment Within One Year After Change in Control
	Death/ Disability		Termination for Cause		Termination Without Cause		Death/ Disability		Termination For Cause		Termination Without Cause		Voluntary For Good Reason		Voluntary Without Good Reason
Severance							$606,432	(1)			$606,432	(1)	$606,432	(1)
Short-Term Cash Incentive	$156,800		$156,800		$156,800		$156,800		$156,800		$156,800		$156,800		$156,800
Stock Options	$196,910	(2)	$196,910	(2)	$196,910	(2)	$309,729	(3)	$196,910	(2)	$309,729	(3)	$309,729	(3)	$196,910	(2)
Stock Appreciation Rights	$451,513				$451,513		$451,513				$451,513		$451,513

(1)	This amount is two times the average base amount, defined as base salary plus short-term incentive payments, for Mr. Petro for the fiscal years 2005, 2006 and 2007.
(2)	This amount is the total value of vested options held by the listed executive officer as of February 28, 2007.
(3)	This amount is the total value of all options held by the listed executive officer as of February 28, 2007 following the application of the accelerated vesting provision contained in the Change in Control Agreement.

CLEMENT H. WATSON

TRIGGERING EVENT

	Termination of Employment Before Change in Control						Termination of Employment Within One Year After Change in Control
	Death/ Disability		Termination for Cause		Termination Without Cause		Death/ Disability		Termination For Cause		Termination Without Cause		Voluntary For Good Reason		Voluntary Without Good Reason
Severance							$487,393	(1)			$487,393	(1)	$487,393	(1)
Short-Term Cash Incentive	$105,000		$105,000		$105,000		$105,000		$105,000		$105,000		$105,000		$105,000
Stock Options	$314,400	(2)	$314,400	(2)	$314,400	(2)	$426,219	(3)	$314,400	(2)	$426,219	(3)	$426,219	(3)	$314,400	(2)
Stock Appreciation Rights	$451,513				$451,513		$451,513				$451,513		$451,513

(1)	This amount is two times the average base amount, defined as base salary plus short-term incentive payments, for Mr. Watson for the fiscal years 2005, 2006 and 2007.
(2)	This amount is the total value of vested options held by the listed executive officer as of February 28, 2007.
(3)	This amount is the total value of all options held by the listed executive officer as of February 28, 2007 following the application of the accelerated vesting provision contained in the Change in Control Agreement.

AUDIT COMMITTEE REPORT

The audit committee during fiscal 2007 was composed of Directors Feehan (chairman), Schumacher, Berce and Johnson. The board has determined that all members are independent as that term is defined in The New York Stock Exchange listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934 and that each member qualifies as an audit committee financial expert as defined in the SEC rules adopted under the Sarbanes-Oxley Act of 2002. Directors Schumacher and Johnson are not standing for re-election and are retiring as directors following the Annual Meeting.

The audit committee has sole authority for the appointment and replacement of the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor. The independent auditor reports directly to the audit committee. The audit committee reviews with the auditors the plan and scope of the annual audit. It reviews with management and the independent auditor the annual audited financial statements and recommends to the board whether they should be included in AZZ’s annual report. It similarly reviews quarterly financial reports and all earnings press releases. The audit committee also has general oversight of AZZ’s accounting, financial reporting and internal audit function. Management is responsible for the preparation, presentation and integrity of AZZ’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. BDO Seidman LLP (“BDO Seidman”), our independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, commonly referred to as “GAAS”.

The audit committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and BDO Seidman. The audit committee serves an oversight role, providing advice, counsel and direction to management and BDO Seidman on the basis of information it receives, discussions with management and BDO Seidman, and the experience of the audit committee’s members in business, financial and accounting matters.

The audit committee operates under a written charter, which was adopted in revised form by the board of directors on April 2, 2003. A copy of the full text of the charter is available on AZZ’s website at www.azz.com. The audit committee reviews and assesses the adequacy of its charter on an annual basis.

The audit committee has:

•	reviewed and discussed the audited consolidated financial statements with management;

•	discussed with BDO Seidman the matters, if any, required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380), as amended; and

•

received the written disclosures from BDO Seidman required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as amended.

Based on the review and discussions referred to in the preceding paragraph, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in AZZ’s Annual Report on Form 10-K for its fiscal year ended February 28, 2007.

Audit Committee:

Daniel R. Feehan, Chairman

R.J. Schumacher

Robert H. Johnson

Daniel E. Berce

Notwithstanding anything to the contrary set forth in any of AZZ’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the compensation committee report and the audit committee report shall not be incorporated by reference into any such filings.

OTHER BUSINESS

We do not plan to act on any matters at the meeting other than those described in this proxy statement. If any other business should properly come before the meeting, the persons named in the proxy will vote in accordance with their best judgment.

RELATIONSHIP WITH INDEPENDENT AUDITORS

Independent Auditor Fees

The following table presents fees incurred for professional services rendered by BDO Seidman, our independent auditors for our fiscal year ended February 28, 2007, and Ernst & Young, LLP, our independent auditors for our fiscal year ended February 28, 2006. All services listed below were pre-approved by the Audit Committee.

	February 28, 2007	February 28, 2006
Audit Fees(1)	$402,612	$466,000
Audit-Related Fees	0	0
Tax Fees(2)	$144,660	$101,000
All Other Fees

Total Fees	$547,272	$567,000

(1)	Includes fees for services related to the annual audit of the consolidated financial statements, required statutory audits, and reviews of our quarterly reports on Form 10-Q. Includes fees for services related to assistance with Section 404 internal control reporting requirements.
(2)	Includes fees for services related to tax compliance, tax advice and tax planning.
(3)	The Company changed its independent auditors to BDO Seidman from Ernst & Young, LLP on August 2, 2006. BDO Seidman provided audit-related services for our fiscal year ended February 28, 2007. Ernst & Young, LLP provided tax services for our fiscal year ended February 28, 2007 and provided audit-related and tax services for our fiscal year ended February 28, 2006.

Pre-approval of Nonaudit Fees

The audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent auditor. The policy provides for pre-approval by the audit committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the audit committee must approve the permitted service before the independent auditor is engaged to perform it. The audit committee has delegated to the chairman of the audit committee authority to approve permitted services where the fees for the engagement do not exceed $25,000, provided that the chairman reports any decisions to the committee at its next scheduled meeting.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

To be included in the proxy statement relating to the 2008 Annual Meeting of Shareholders, shareholder proposals must be received by our secretary no later than 5:00 p.m., local time, February 1, 2008.

In order to bring a matter before the 2008 Annual Meeting of Shareholders that is not contained in the proxy statement, including the nomination of an individual for election as a director, a shareholder must comply with the advance notice provisions of our by-laws. Our by-laws require that we receive notice of the matter no earlier than April 27, 2008, and no later than May 22, 2008. You may contact our secretary to find out what specific information regarding the matter must be included with the advance notice.

PROXY SOLICITATION

We will pay all costs associated with the solicitation, which we expect to be $5,000 or less, and all mailing and delivery expenses. In addition to solicitations by mail, our officers and employees may solicit proxies personally and by telephone or other means, for which they will receive no compensation in addition to their normal compensation. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of stock held of record by such persons, and we will reimburse them for their reasonable out-of-pocket and clerical expenses.

VOTING SECURITIES

Shareholders of record on May 14, 2007, will be entitled to vote at the meeting. Each share of common stock entitles the holder to one vote on each matter voted on at the meeting. An abstention will not be counted as voting for a matter, and, therefore, will have the same effect as a vote against the matter. Votes withheld, including broker non-votes, will not be counted as a vote either for or against the matter.

QUORUM

Shareholders representing a majority of the shares of our common stock outstanding as of May 14, 2007, must be present at the Annual Meeting in order to conduct business at the meeting.

YOUR VOTE IS IMPORTANT

You are encouraged to let us know your preference by completing and returning the enclosed proxy card.

Dana L. Perry

Corporate Secretary

June 1, 2007

Appendix A

AZZ INCORPORATED

SENIOR EXECUTIVE BONUS PLAN

1. Purpose.    The purposes of the AZZ incorporated Senior Executive Bonus Plan (the “Plan”) are to provide the Company’s senior management with an additional incentive to increase shareholder wealth by contributing to the success of the Company, to encourage superior performance and reward senior management for effective service and to strengthen the ability of the Company to retain and attract highly qualified senior management upon which continued growth and profitability of the Company depends.

2. Definitions.    For purposes of the Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided or unless the context otherwise requires:

“Board of Directors” means the Board of Directors of the Company.

“Bonus” means any incentive bonus award granted pursuant to the Plan, the payment of which shall be contingent upon the attainment of Performance Goals with respect to a Plan Period.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee appointed by the Board of Directors, which committee shall be composed of not less than two directors of the Company who each qualify as an “outside director” under Treasury Regulations Section 1.162-27 promulgated under Section 162(m) of the Code or any successor provisions. The Compensation Committee of the Board of Directors shall be the Committee unless its membership does not qualify hereunder.

“Company” means AZZ incorporated, a Delaware corporation, or any successor corporation.

“Determination Date” means as to any Plan Period, (a) the first day of the Plan Period, or (b) if later, the latest date possible which will not jeopardize the Plan’s qualification as performance-based compensation under Section 162(m) of the Code.

“Participant” means an executive officer of the Company specified by the Committee for participation in the Plan, as described in Section 3 hereof.

“Performance Goals” means the criteria and objectives which must be met during the Plan Period as a condition of the Participant’s receipt of payment with respect to a Bonus, as described in Section 4 hereof.

“Plan Period” means a fiscal period of the Company (of not less than one fiscal quarter or more than one fiscal year) designated by the Committee for which awards are determined under the Plan.

3. Administration.    The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have the authority to make all determinations necessary or advisable for the administration of the Plan, all of which shall be binding on all persons, including the Company, the Participants (or any person claiming any rights under the Plan from or through any Participant) and any stockholder of the Company. In selecting Participants, the Committee shall choose officers who are likely to have a significant impact on the performance of the Company. A majority of the Committee shall constitute a quorum, and the Committee shall act pursuant to a majority vote or by unanimous written consent. No member of the Board of Directors or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Bonus granted hereunder.

4. Performance Goals.    Performance Goals for each Plan Period shall be established by the Committee not later than the latest date permissible under Code Section 162(m) and the Regulations promulgated thereunder. Such Performance Goals shall be in writing and may be expressed in terms of one or more financial or other objective goals which may be Company-wide, on an individual basis or otherwise. Financial goals may be expressed, for example, in terms of sales, operating earnings, net income, earnings per share, cash flow, return on equity or other return ratios, or stock price. Other objective goals may include the attainment of various productivity and long-term growth objectives, including for example, reductions in the Company’s overhead ratio and expense to sales ratios. Any criteria may be measured in absolute terms, as a change from a prior comparable period or periods, or as compared to another company or companies. Performance Goals shall include a threshold level of performance below which no Bonus payment shall be made, levels of performance at which specified percentages of the target Bonus shall be paid and a maximum level of performance above which no additional Bonus shall be paid. The Performance Goals established by the Committee may be, but need not be, different for each Plan Period and different Performance Goals may be applicable to different Participants.

5. Bonuses.    (a) General. Payment of the amount of a Bonus for a particular Plan Period shall be made only if and to the extent the specified Performance Goals with respect to such Plan Period are attained. A Participant must continue to be a full-time employee of the Company at the end of the Plan Period to be eligible to receive a Bonus under the Plan for such Plan Period unless termination from employment resulted from death, disability, retirement or termination (other than voluntary resignation or termination for cause). In such case, the Participant shall receive a portion of the Bonus such Participant would have received if employed by the Company at the end of the Plan Period, prorated to the last completed month of service prior to termination. The Committee may not in any case increase the amount of any Bonus payable to any Participant above the amount established in accordance with the relevant Performance Goals.

(b) Certification and Payment.    Payments of any Bonus shall be made only after the Committee has certified the achievement of the required Performance Goals. After such certification the Company shall pay in cash or as otherwise determined by the Committee the applicable amount of the Bonus to the appropriate Participant.

(c) Maximum Payment.    The aggregate Bonus paid under the Plan to any Participant shall not exceed $5,000,000 for any fiscal year of the Company.

(d) Other Deferral of Bonus.    The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of Bonuses by entering into a non-qualified deferred compensation agreement in accordance with Code Section 409A and the Treasury Regulations promulgated thereunder. The Committee may establish the election procedures, the timing of such elections, which shall be no later than six months prior to the end of the twelve month period on which the Bonus is based, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts so deferred and such other terms, conditions, rules and procedures that the Committee deems advisable in order to comply with Code Sections 409A and 162(m) and the Treasury Regulations promulgated thereunder.

6. General Provisions.    (a) Compliance With Legal Requirements. The Plan and the granting of Bonuses, as well as the other obligations of the Company under the Plan shall be subject to all federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

(b) No Right To Continued Employment.    Nothing in the Plan or in any Bonus shall confer upon any Participant the right to continue in the employ of the Company or any of its subsidiaries or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company or any of its subsidiaries to terminate such Participant’s employment.

(c) Withholding Taxes.    The Company or any subsidiary employing any Participant shall deduct from all payments and distributions under the Plan any taxes required to be withheld by federal, state or local governments.

(d) Amendment and Termination of the Plan.    The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan to continue to comply with Code Section 162(m) shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Company. The Committee may make such amendments as it deems necessary to comply with other applicable laws, rules and regulations. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant’s consent, under any Bonus previously paid or payable under the Plan or with respect to which the performance criteria have been set previously.

(e) Unfunded Status of Bonus.    The Plan is intended to constitute an “unfunded” plan for incentive compensation. Nothing contained in the Plan or any Bonus shall give any Participant any rights with respect to any Bonus payments which at any time have been certified by the Committee but not yet paid to a Participant that are greater than those of a general creditor of the Company and/or its subsidiaries.

(f) Governing Law.    The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Texas, without giving effect to the choice of law principles thereof.

(g) Effective Date.    The Plan shall become effective as of March 1, 2008 with respect to all Plan Periods in the Company’s 2009 fiscal year, subject to the approval of a majority of the shares of the Company’s common stock which are present in person or by proxy and entitled to vote at the Annual Meeting of Shareholders for fiscal year 2007. As long as the Plan remains in effect, it shall be resubmitted to shareholders as necessary to enable the Plan to continue to qualify as performance-based compensation under Section 162(m) of the Code.

(h) Interpretation.    The Plan is designed and intended to comply with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner so to comply.

(i) Nonassignability.    A Participant shall have no right to assign or transfer any interest under this Plan.

(j) Severability.    If any provision of the Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, and the Plan shall be construed in all respects as if such invalid provision has been omitted.

2007 Annual Meeting of Shareholders

10:00 a.m., July 10, 2007

City Club, D.R. Horton Tower

President’s Room

301 Commerce Street

Fort Worth, Texas

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DESIGNATION (IF ANY)	000000000.000000 ext	000000000.000000 ext
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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

Ñ  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  Ñ

A    Election of Directors — The Board of Directors recommends a vote FOR the listed nominees.

Nominees:	For	Withhold		For	Withhold		For	Withhold

01 - H. Kirk Downey	☐	☐	02 - Daniel R. Feehan	☐	☐	03 - Peter A. Hegedus	☐	☐

B    Issues — The Board of Directors recommends a vote FOR the following Proposal.

	For	Against	Abstain

2. Approval of the Company’s Senior Executive Bonus Plan.	☐	☐	☐

C    Non-Voting Items

Change of Address — Please print new address below.

D    Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Ñ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ñ

Proxy — AZZ incorporated

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on July 10, 2007

The undersigned, having received the Notice and accompanying Proxy Statement and revoking all prior proxies, hereby appoints H. Kirk Downey and David H. Dingus and each of them with full power of substitution in each, proxies to vote at the Annual Meeting of Shareholders to be held on July 10, 2007, at 10:00 a.m. in Fort Worth, Texas, or at any adjournment thereof, all shares of AZZ incorporated which the undersigned may be entitled to vote. Said proxies are authorized to vote as directed on the reverse side of this card. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE APPROVAL OF THE COMPANY’S SENIOR EXECUTIVE BONUS PLAN.

The Board of Directors recommends a vote FOR the election of Directors and FOR the approval of the Company’s Senior Executive Bonus Plan.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and of the Proxy Statement.

(Continued and to be signed on the reverse side.)